UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

GCT Semiconductor Holding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41013	86-2171699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2290 North 1st Street, Suite 201 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 434-6040

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GCTS	NYSE
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	GCTSW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2024, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of GCT Semiconductor Holding, Inc. (the "Company") approved a resolution for the Company to (i) assume the executive retention plan of the Company’s wholly-own subsidiary, GCT Semiconductor, Inc., which was not previously assumed by the Company following the closing of the business combination; (ii) make certain technical changes to reflect recent regulatory development; and (iii) confirm that the Chief Financial Officer is eligible to participate in the retention plan (as amended, the “Retention Plan”). Pursuant to the Retention Plan, our executive officers are eligible to receive severance payments and benefits upon an involuntary termination of the employee’s employment. Should the employee’s employment be involuntarily terminated by the Company without cause at any time other than during the 12 months following a change in control of the Company, the employee will be entitled to receive (i) continued base salary for a period of 6 months, (ii) continued health care coverage for the employee and the employee’s eligible dependents for a period of up to 6 months, and (iii) accelerated vesting of 50% of the unvested shares subject to any outstanding equity awards. Should the employee’s employment be involuntarily terminated by the Company without cause or by the employee for good reason, in either case within 12 months following a change in control of the Company, then the employee will be entitled to receive (i) continued base salary for a period of 12 months, (ii) continued health care coverage for the employee and the employee’s eligible dependents for a period of up to 12 months, and (iii) full accelerated vesting of outstanding equity awards. These severance benefits are subject to the employee’s execution and non-revocation of a release of claims. In connection with the adoption of the Retention Plan, the executive retention plan previously adopted by GCT Semiconductor, Inc. was terminated.

The above summary of the Retention Plan is qualified in its entirety by reference to the complete terms and conditions as set forth in the Retention Plan, the form of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
10.1	GCT Semiconductor Holding, Inc. Amended and Restated Executive Retention Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCT SEMICONDUCTOR HOLDING, INC.

August 26, 2024	By:	/s/ Edmond Cheng
	Name:	Edmond Cheng
	Title:	Chief Financial Officer